UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2010

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 1, 2010, our Board of Directors (the “Board”) increased the size of the Board from nine to ten members, and elected Brendan O’Leary, Ph.D., to serve as a member of the Board, effective immediately. Dr. O’Leary has been elected as a Class I director to serve until our 2011 annual meeting of stockholders. Dr. O’Leary will also serve on the Nominating and Corporate Governance Committee of the Board. Dr. O’Leary is a General Partner of Prism Venture Partners V, L.P., one of our principal stockholders. Certain transactions that we have had with Prism Venture Partners V, L.P. or its affiliates that are required to be disclosed under Item 404(a) of Regulation S-K are described under the caption “Transactions with Related Persons” in our registration statement on Form S-1 (File No. 333-162945), filed with the Securities and Exchange Commission on November 6, 2009, as amended (the “Form S-1”). We are not aware of any other transaction with Dr. O’Leary requiring disclosure under Item 404(a) of Regulation S-K.

Dr. O’Leary will receive compensation for his service as a director in accordance with our compensation policies for non-employee directors, which are described under the caption “Non-Employee Director Compensation” in the Form S-1. Dr. O’Leary will also enter into our standard form of Indemnity Agreement in substantially the form filed as an exhibit to the Form S-1. At the time of his election to the Board, Dr. O’Leary received a stock option to purchase 24,000 shares of our common stock (the “Initial Grant”) under the Trius Therapeutics, Inc. 2010 Non-Employee Directors’ Stock Option Plan (the “2010 NEDSOP”). Additionally, for so long as Dr. O’Leary remains on the Board, on the date of each annual meeting of our stockholders, Dr. O’Leary will receive an automatic stock option grant to purchase 12,000 shares of our common stock under the 2010 NEDSOP (the “Annual Grants”), except that the initial Annual Grant shall be reduced pro rata for each full month for which Dr. O’Leary did not serve as a director between the date of our initial public offering and the 2011 annual meeting of our stockholders. The Initial Grant vests monthly over three years from the date of grant and the Annual Grants vest monthly over the twelve months from the date of each such grant. All stock options granted under the 2010 NEDSOP have vesting that automatically accelerates upon the closing of certain change in control transactions in which the services of the director holding such stock options are terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: September 3, 2010	By:	/S/ MICHAEL MORNEAU
	Name:	Michael Morneau
	Title:	Vice President Finance and Chief Accounting Officer

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